AMENDMENT 2
TO THE
MOOG INC. SUPPLEMENTAL RETIREMENT PLAN
(As amended and restated, effective January 1, 2013)

WHEREAS, the Moog Inc. Supplemental Retirement Plan (the “Plan”) was amended and restated effective January 1, 2013; and
WHEREAS, the Company now wishes to amend the Plan to modify the definition of “Compensation” for purposes of determining benefits payable to participants and to clarify the definition of “Bonus”;
NOW, THEREFORE, the Plan is hereby amended, effective [November 30,] 2015, as follows:
1.    Section 1.1 of the Plan is amended by deleting subsection (e) and substituting the following in its place:
(e)    “Bonus” means an annual cash bonus paid to an Executive under the Profit Share Plan or other short-term incentive plan or program of the Company.
2.    Section 1.1(k)(3) of the Plan and Section 1 of Appendix B are amended by deleting the definition of “Highest Annual Bonus” as it applies to the definition of “Compensation” and Benefits payable to Participants, and substituting the following in their place:
(3)    “Highest Annual Bonus” means the highest annual Bonus or Bonuses paid (or, if not paid, the amount, if any, that would have been payable under the terms of the Profit Share Plan or other short-term incentive plan or program in effect at the time) to the Executive with respect to any of the last ten fiscal years prior to the occurrence of any of the following events: an Involuntary Termination of Employment, a Change of Control or a Separation from Service due to Disability, Retirement or other voluntary termination of employment, as the case may be. Notwithstanding the prior sentence, a specific Bonus may be excluded from the calculation of a Participant’s Compensation if so determined by the Compensation Committee in its sole discretion and so designated at the time the Bonus is awarded.
In all other respects the Plan remains unchanged.
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Moog Inc.
Dated:_______________________                By:_________________________

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